EXHIBIT 99.1

PennantPark Floating Rate Capital Ltd. Announces Financial Results for the Fourth Quarter and Fiscal Year Ended September 30, 2020

NEW YORK, Nov. 18, 2020 (GLOBE NEWSWIRE) -- PennantPark Floating Rate Capital Ltd. (NASDAQ: PFLT) (TASE: PFLT) announced today financial results for the fourth quarter and fiscal year ended September 30, 2020.

HIGHLIGHTS
Quarter ended September 30, 2020
($ in millions, except per share amounts)

Assets and Liabilities:
Investment portfolio (1)	$1,086.9
PSSL investment portfolio	$393.0
Net assets	$477.3
GAAP net asset value per share	$12.31
Increase in GAAP net asset value per share	1.2%
Adjusted net asset value per share (2)	$11.81
Increase in adjusted net asset value per share (2)	3.2%

Credit Facility	$299.0
2023 Notes	$129.3
2031 Asset-Backed Debt	$224.9
Regulatory Debt to Equity	1.48x
Regulatory Net Debt to Equity (3)	1.35x
GAAP Net Debt to Equity (4)	1.25x

Yield on debt investments at quarter-end	7.3%

	Quarter Ended September 30, 2020	Year Ended September 30, 2020
Operating Results:
Net investment income	$10.3	$43.4
GAAP net investment income per share	$0.27	$1.12
Distributions declared per share	$0.285	$1.14

Portfolio Activity:
Purchases of investments	$15.3	$436.7
Sales and repayments of investments	$49.7	$396.9

Number of new portfolio companies invested	1	19
Number of existing portfolio companies invested	9	95
Number of ending portfolio companies	102	102

________________________

(1)	Includes investments in PennantPark Senior Secured Loan Fund I LLC, or PSSL, an unconsolidated joint venture, totaling $165.3 million, at fair value.
(2)	This is a non-GAAP financial measure. The Company believes that this number provides useful information to investors and management because it reflects the Company’s financial performance excluding the impact of the $19.5 million unrealized loss on our multi-currency senior secured revolving credit facility, as amended and restated, with Truist Bank (formerly SunTrust Bank) and other lenders, or the Credit Facility, and our 4.3% Series A notes due 2023, or the 2023 Notes. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP.
(3)	This is a non-GAAP financial measure. The Company believes that this number provides useful information to investors and management because it reflects the Company’s financial performance net of $57.5 million of cash and equivalents. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP.
(4)	This is a non-GAAP financial measure. The Company believes that this number provides useful information to investors and management because it reflects the Company’s financial performance including the impact of the $19.5 million unrealized loss on the Credit Facility and the 2023 Notes net of $57.5 million of cash and equivalents. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP.

CONFERENCE CALL AT 10:00 A.M. EST ON NOVEMBER 19, 2020

PennantPark Floating Rate Capital Ltd. (“we,” “our,” “us” or the “Company”) will host a conference call at 10:00 a.m. (Eastern Standard Time) on Thursday, November 19, 2020 to discuss its financial results. All interested parties are welcome to participate. You can access the conference call by dialing toll-free (888) 394-8218 approximately 5-10 minutes prior to the call. International callers should dial (323) 701-0225. All callers should reference conference ID #1987679 or PennantPark Floating Rate Capital Ltd. An archived replay of the call will be available through December 3, 2020 by calling toll-free (888) 203-1112. International callers please dial (719) 457-0820. For all phone replays, please reference conference ID #1987679.

PORTFOLIO AND INVESTMENT ACTIVITY

“We are pleased with the strong performance of our portfolio over the last few quarters, despite challenging economic conditions,” said Arthur Penn, Chairman and CEO. “We believe that the combination of solid portfolio performance, several significant equity positions of high growth companies as well as continuing optimization of financing should bolster our NAV and Net Investment Income over time.”

As of September 30, 2020, our portfolio totaled $1,086.9 million and consisted of $968.6 million of first lien secured debt (including $125.4 million in PSSL), $29.9 million of second lien secured debt and $88.4 million of preferred and common equity (including $39.9 million in PSSL). Our debt portfolio consisted of 99% variable-rate investments. As of September 30, 2020, we had three portfolio companies on non-accrual, representing 2.1% and 1.8% of our overall portfolio on a cost and fair value basis, respectively. Overall, the portfolio had net unrealized depreciation of $29.9 million. Our overall portfolio consisted of 102 companies with an average investment size of $10.7 million, had a weighted average yield on debt investments of 7.3%, and was invested 89% in first lien secured debt (including 12% in PSSL), 3% in second lien secured debt and 8% in preferred and common equity (including 4% in PSSL). As of September 30, 2020, 97% of the investments held by PSSL were first lien secured debt. For more information on how the COVID-19 pandemic has affected our business and results of operations, see our Annual Report on Form 10-K for the fiscal year ended September 30, 2020, including “Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations – COVID-19 Developments” and “Item 1A. Risk Factors” therein.

As of September 30, 2019, our portfolio totaled $1,081.7 million and consisted of $944.9 million of first lien secured debt (including $122.2 million in PSSL), $34.4 million of second lien secured debt and $102.4 million of preferred and common equity (including $50.0 million in PSSL). Our debt portfolio consisted of 99% variable-rate investments. As of September 30, 2019, we had one portfolio company on non-accrual, representing 0.4% and zero of our overall portfolio on a cost and fair value basis, respectively. Overall, the portfolio had net unrealized depreciation of $3.5 million. Our overall portfolio consisted of 95 companies with an average investment size of $11.4 million, had a weighted average yield on debt investments of 8.7%, and was invested 87% in first lien secured debt (including 11% in PSSL), 3% in second lien secured debt and 10% in preferred and common equity (including 5% in PSSL). As of September 30, 2019, 97% of the investments held by PSSL were first lien secured debt.

For the three months ended September 30, 2020, we invested $15.3 million in one new and nine existing portfolio companies with a weighted average yield on debt investments of 7.8%. Sales and repayments of investments for the same period totaled $49.7 million. This compares to the three months ended September 30, 2019, in which we invested $140.6 million in six new and 23 existing portfolio companies with a weighted average yield on debt investments of 8.5%. Sales and repayments of investments for the same period totaled $127.1 million.

For the year ended September 30, 2020, we invested $436.7 million in 19 new and 95 existing portfolio companies with a weighted average yield on debt investments of 8.0%. Sales and repayments of investments for the same period totaled $396.9 million.

For the year ended September 30, 2019, we invested $640.1 million in 28 new and 83 existing portfolio companies with a weighted average yield on debt investments of 8.8%. Sales and repayments of investments for the same period totaled $527.3 million.

PennantPark Senior Secured Loan Fund I LLC

As of September 30, 2020, PSSL’s portfolio totaled $393.0 million, consisted of 45 companies with an average investment size of $8.7 million and had a weighted average yield on debt investments of 6.8%. As of September 30, 2019, PSSL’s portfolio totaled $488.5 million, consisted of 45 companies with an average investment size of $10.9 million and had a weighted average yield on debt investments of 7.6%.

For the three months ended September 30, 2020, PSSL did not make any investments. PSSL’s sales and repayments of investments for the same period totaled $69.9 million. For the three months ended September 30, 2019, PSSL invested $52.6 million (including $31.8 million purchased from the Company) in five new and three existing portfolio companies with a weighted average yield on debt investments of 7.8%. PSSL’s sales and repayments of investments for the same period totaled $31.8 million.

For the year ended September 30, 2020, PSSL invested $87.1 million (of which $86.7 million was purchased from the Company) in 11 new and two existing portfolio companies with a weighted average yield on debt investments of 7.4%. PSSL’s sales and repayments of investments for the same period totaled $172.6 million.

For the year ended September 30, 2019, PSSL invested $228.6 million (of which $89.6 million was purchased from the Company) in 16 new and 16 existing portfolio companies with a weighted average yield on debt investments of 8.1%. PSSL’s sales and repayments of investments for the same period totaled $159.9 million.

RECENT DEVELOPMENTS

Subsequent to September 30, 2020, our portfolio company, Cano Health, LLC (ITC Rumba, LLC), entered into a business combination agreement with Jaws Acquisition Corp (“JWS”), a special purpose acquisition vehicle, and other parties, subject to certain closing conditions, with an expected closing late first quarter or early second quarter 2021. Based on the closing stock price of JWS on November 13, 2020, our $2.3 million common stock fair valuation as of September 30, 2020 would increase to an estimated $9.0 million, which includes a combination of cash and stock, assuming the transaction closes based on the agreed terms. This would represent a net asset value increase of $0.17 per share, as of November 13, 2020. Our shares are owned by a limited partnership controlled by the financial sponsor and are subject to customary lock up restrictions. As a result, the fair value on December 31, 2020, may likely include an illiquidity discount not in the public trading values indicated above. There can be no assurance that the implied value of our equity interest will be representative of the value ultimately realized on our equity investment.

RESULTS OF OPERATIONS

Set forth below are the results of operations for the years ended September 30, 2020 and 2019.

Investment Income

Investment income for the three months ended September 30, 2020 and 2019 was $21.8 million and $23.9 million, respectively, and was primarily attributable to $19.3 million and $22.1 million from first lien secured debt and $2.5 million and $1.8 million from other investments, respectively.

Investment income for the year ended September 30, 2020 was $95.5 million and was attributable to $86.8 million from first lien secured debt and $8.7 million from other investments. The increase in investment income over the prior year was primarily due to the growth of our portfolio, partially offset by a decline in LIBOR.

Investment income for the year ended September 30, 2019 was $92.9 million and was attributable to $84.0 million from first lien secured debt and $8.9 million from other investments.

Expenses

Expenses for the three months ended September 30, 2020 and 2019 totaled $10.3 million and $12.5 million, respectively. Base management fee totaled $2.8 million and $2.7 million, incentive fee totaled $2.1 million and $2.5 million, debt related interest and expenses totaled $5.5 million and $6.3 million, general and administrative expenses totaled $1.0 million and $1.0 million and provision for taxes totaled $0.1 million and zero, respectively, for the same periods.

Expenses for the years ended September 30, 2020 and 2019 totaled $52.1 million and $47.5 million, respectively. Base management fee for the same periods totaled $11.4 million and $10.2 million, incentive fee totaled $9.3 million and $6.2 million (including zero on realized gains and $(1.4) million on net unrealized gains accrued but not payable), debt related interest and expenses totaled $27.1 million and $27.1 million (including $4.5 million in Credit Facility amendment fees), general and administrative expenses totaled $3.9 million and $4.0 million and provision for taxes totaled $0.4 million and zero, respectively, for the same periods. The increase in expenses compared to the prior year was primarily due to the growth of our portfolio which resulted in higher Management Fees in the current year.

Net Investment Income

Net investment income totaled $10.3 million, or $0.27 per share, and $11.4 million, or $0.29 per share, for the three months ended September 30, 2020 and 2019, respectively.

Net investment income totaled $43.4 million, or $1.12 per share, and $45.5 million, or $1.17 per share, for the years ended September 30, 2020 and 2019, respectively. The decrease in net investment income compared to the prior year was primarily due to higher Management Fees due to growth of our portfolio, partially offset by higher investment income in the current year.

Net Realized Gains or Losses

Sales and repayments of investments for the three months ended September 30, 2020 and 2019 totaled $49.7 million and $127.1 million, respectively. Net realized losses totaled $4.7 million and $15.0 million for the same periods, respectively.

Sales and repayments of investments for the years ended September 30, 2020 and 2019 totaled $396.9 million and $527.3 million, respectively. Net realized losses totaled $12.7 million and $31.4 million for the same periods, respectively. The change in realized gains/losses was primarily due to changes in the market conditions of our investments and the values at which they were realized.

Unrealized Appreciation or Depreciation on Investments, the Credit Facility and the 2023 Notes

For the three months ended September 30, 2020 and 2019, we reported a net change in unrealized appreciation on investments of $19.9 million and $10.6 million, respectively. For the years ended September 30, 2020 and 2019, we reported net change in unrealized depreciation on investments of $26.5 million and $2.6 million, respectively. As of September 30, 2020 and 2019, our net unrealized depreciation on investments totaled $29.9 million and $3.5 million, respectively. The net change in unrealized appreciation/depreciation on our investments for the year ended September 30, 2020 compared to the prior year was primarily due to changes in the capital market conditions as well as the financial performance of certain portfolio companies primarily driven by the market disruption caused by the COVID-19 pandemic and the uncertainty surrounding its continued adverse economic impact. For more information on how the COVID-19 pandemic has affected our business and results of operations, see our Annual Report on Form 10-K for the fiscal year ended September 30, 2020, including “Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations – COVID-19 Developments” and “Item 1A. Risk Factors” therein.

For the three months ended September 30, 2020 and 2019, our Credit Facility and 2023 Notes had a net change in unrealized depreciation of $8.6 million and $0.4 million, respectively. For the years ended September 30, 2020 and 2019, our Credit Facility and the 2023 Notes had a net change in unrealized depreciation (appreciation) of $14.2 million and less than $(0.1) million, respectively. As of September 30, 2020 and 2019, our net unrealized depreciation on our Credit Facility and the 2023 Notes totaled $18.8 million and $4.7 million, respectively. The net change in unrealized depreciation for the year ended September 30, 2020 compared to the prior year was primarily due to changes in the capital markets.

Net Change in Net Assets Resulting from Operations

Net change in net assets resulting from operations totaled $17.0 million, or $0.44 per share, and $7.4 million, or $0.19 per share, for the three months ended September 30, 2020 and 2019, respectively.

Net change in net assets resulting from operations totaled $18.4 million, or $0.47 per share, and $11.4 million, or $0.29 per share, for the years ended September 30, 2020 and 2019, respectively. The decrease in net assets from operations for the year ended September 30, 2020 compared to the prior year was primarily due to depreciation of the portfolio primarily driven by the market disruption caused by the COVID-19 pandemic and the uncertainty surrounding its continued adverse economic impact.

LIQUIDITY AND CAPITAL RESOURCES

Our liquidity and capital resources are derived primarily from proceeds of securities offerings, debt capital and cash flows from operations, including investment sales and repayments, and income earned. Our primary use of funds from operations includes investments in portfolio companies and payments of fees and other operating expenses we incur. We have used, and expect to continue to use, our debt capital, proceeds from the rotation of our portfolio and proceeds from public and private offerings of securities to finance our investment objectives. For more information on how the COVID-19 pandemic may impact our ability to comply with the covenants of the Credit Facility, see our Annual Report on Form 10-K for the fiscal year ended September 30, 2020, including “Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations – COVID-19 Developments” and “Item 1A. Risk Factors” therein.

The annualized weighted average cost of debt for the years ended September 30, 2020 and 2019, inclusive of the fee on the undrawn commitment on the Credit Facility, amendment costs and debt issuance costs, was 3.7% and 5.3%, respectively (excluding amendment and debt issuance costs, such amounts are 3.7% and 4.4%, respectively). As of September 30, 2020 and 2019, we had $211.4 million and $254.7 million of unused borrowing capacity under our Credit Facility, respectively, subject to leverage and borrowing base restrictions.

As of September 30, 2020 and 2019, PennantPark Floating Rate Funding I, LLC, or Funding I, had $308.6 million and $265.3 million of outstanding borrowings under the Credit Facility, respectively. The Credit Facility had a weighted average interest rate of 2.2% and 4.1%, exclusive of the fee on undrawn commitments, as of September 30, 2020 and 2019, respectively.

As of September 30, 2020 and 2019, we had cash equivalents of $57.5 million and $63.3 million, respectively, available for investing and general corporate purposes. We believe our liquidity and capital resources are sufficient to take advantage of market opportunities.

Our operating activities used cash of $4.9 million for the year ended September 30, 2020, and our financing activities used cash of $0.9 million for the same period. Our operating activities used cash primarily for our investment activities and our financing activities used cash primarily for paying down our Credit Facility and paying distributions to stockholders.

Our operating activities used cash of $121.4 million for the year ended September 30, 2019, and our financing activities provided cash of $111.7 million for the same period. Our operating activities used cash primarily for our investment activities and our financing activities provided cash primarily from the issuance of 2031 Asset-Backed Debt.

DISTRIBUTIONS

During both years ended September 30, 2020 and 2019, we declared distributions of $1.14 per share for total distributions of $44.2 million. We monitor available net investment income to determine if a return of capital for tax purposes may occur for the fiscal year. To the extent our taxable earnings fall below the total amount of our distributions for any given fiscal year, stockholders will be notified of the portion of those distributions deemed to be a tax return of capital. Tax characteristics of all distributions will be reported to stockholders subject to information reporting on Form 1099-DIV after the end of each calendar year and in our periodic reports filed with the Securities and Exchange Commission, or the SEC.

AVAILABLE INFORMATION

The Company makes available on its website its annual report on Form 10-K filed with the SEC and stockholders may find the report on its website at www.pennantpark.com.

PENNANTPARK FLOATING RATE CAPITAL LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

	September 30, 2020	September 30, 2019
Assets
Investments at fair value
Non-controlled, non-affiliated investments (cost—$915,874,757 and $886,955,156, respectively)	$910,552,309	$889,113,264
Non-controlled, affiliated investments (cost—$21,964,181 and $23,645,693, respectively)	11,086,834	20,430,565
Controlled, affiliated investments (cost—$179,112,500 and $174,562,500, respectively)	165,289,324	172,163,080
Total of investments (cost—$1,116,951,438 and $1,085,172,349 , respectively)	1,086,928,467	1,081,706,909
Cash and cash equivalents (cost—$57,534,421 and $63,367,237, respectively)	57,511,928	63,337,728
Interest receivable	3,673,502	3,892,292
Receivable for investments sold	—	2,997,546
Prepaid expenses and other assets	173,318	441,337
Total assets	1,148,287,215	1,152,375,812
Liabilities
Distributions payable	3,683,347	3,683,347
Payable for investments purchased	3,800,000	12,033,794
Credit Facility payable, at fair value (cost—$308,598,500 and $265,307,500, respectively)	299,047,275	263,988,583
2023 Notes payable, at fair value (par—$138,579,858 and $138,579,858, respectively)	129,295,008	135,240,084
2031 Asset-Backed Debt, net (par—$228,000,000 and $228,000,000, respectively)	224,866,334	224,321,845
Interest payable on debt	3,601,479	3,275,481
Base management fee payable	2,776,477	2,728,019
Performance-based incentive fee payable	2,071,622	2,532,205
Accrued other expenses	1,875,281	1,514,943
Total liabilities	671,016,823	649,318,301
Commitments and contingencies
Net assets
Common stock, 38,772,074 and 38,772,074 shares issued and outstanding, respectively Par value $0.001 per share and 100,000,000 shares authorized	38,772	38,772
Paid-in capital in excess of par value	538,151,528	538,632,828
Distributable income	(60,919,908)	(35,614,089)
Total net assets	$477,270,392	$503,057,511
Total liabilities and net assets	$1,148,287,215	$1,152,375,812
Net asset value per share	$12.31	$12.97

PENNANTPARK FLOATING RATE CAPITAL LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Years Ended September 30,
	2020	2019	2018
Investment income:
From non-controlled, non-affiliated investments:
Interest	$73,250,887	$69,319,954	$62,469,275
Other income	3,565,134	3,497,784	2,244,895
From non-controlled, affiliated investments:
Interest	882,934	1,237,675	—
Other income	36,170	127,734	—
From controlled, affiliated investments:
Interest	11,801,245	12,464,035	5,302,909
Dividend	5,950,000	6,300,000	2,187,500
Total investment income	95,486,370	92,947,182	72,204,579
Expenses:
Base management fee	11,428,302	10,209,566	8,351,653
Performance-based incentive fee	9,300,311	6,204,112	2,399,249
Interest and expenses on debt	27,108,452	22,540,098	14,359,908
Administrative services expenses	1,400,000	1,550,000	2,000,000
Other general and administrative expenses	2,464,306	2,464,306	2,460,582
Expenses before amendment costs, debt issuance costs and provision for taxes	51,701,371	42,968,082	29,571,392
Credit Facility amendment costs and debt issuance costs	—	4,517,292	10,869,098
Provision for taxes	400,000	—	800,000
Total expenses	52,101,371	47,485,374	41,240,490
Net investment income	43,384,999	45,461,808	30,964,089
Realized and unrealized (loss) gain on investments and debt:
Net realized loss on:
Non-controlled, non-affiliated investments	(6,998,886)	(18,802,365)	(2,327,118)
Controlled and non-controlled, affiliated investments	(5,683,145)	(12,621,504)	—
Net realized loss on investments	(12,682,031)	(31,423,869)	(2,327,118)
Net change in unrealized (depreciation) appreciation on:
Non-controlled, non-affiliated investments	(7,390,333)	2,640,050	(3,857,170)
Controlled and non-controlled, affiliated investments	(19,076,975)	(5,245,396)	960,087
Debt depreciation (appreciation)	14,177,384	(16,487)	7,750,334
Net change in unrealized (depreciation) appreciation on investments and debt	(12,289,924)	(2,621,833)	4,853,251
Net realized and unrealized (loss) gain from investments and debt	(24,971,955)	(34,045,702)	2,526,133
Net increase in net assets resulting from operations	$18,413,044	$11,416,106	$33,490,222
Net increase in net assets resulting from operations per common share	$0.47	$0.29	$0.87
Net investment income per common share	$1.12	$1.17	$0.81

ABOUT PENNANTPARK FLOATING RATE CAPITAL LTD.

PennantPark Floating Rate Capital Ltd. is a business development company which primarily invests in U.S. middle-market companies in the form of floating rate senior secured loans, including first lien secured debt, second lien secured debt and subordinated debt. From time to time, the Company may also invest in equity investments. PennantPark Floating Rate Capital Ltd. is managed by PennantPark Investment Advisers, LLC.

ABOUT PENNANTPARK INVESTMENT ADVISERS, LLC

PennantPark Investment Advisers, LLC is a leading middle market credit platform, which has approximately $3.5 billion of assets under management. Since its inception in 2007, PennantPark Investment Advisers, LLC has provided investors access to middle market credit by offering private equity firms and their portfolio companies as well as other middle-market borrowers a comprehensive range of creative and flexible financing solutions. PennantPark Investment Advisers, LLC is headquartered in New York and has offices in Chicago, Houston and Los Angeles.

FORWARD-LOOKING STATEMENTS

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You should understand that under Section 27A(b)(2)(B) of the Securities Act of 1933, as amended, and Section 21E(b)(2)(B) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 do not apply to forward-looking statements made in periodic reports we file under the Exchange Act. All statements other than statements of historical facts included in this press release are forward-looking statements and are not guarantees of future performance or results, and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the SEC as well as changes in the economy and risks associated with possible disruption in the Company’s operations or the economy generally due to terrorism, natural disasters or pandemics such as COVID-19. The Company undertakes no duty to update any forward-looking statement made herein. You should not place undue influence on such forward-looking statements as such statements speak only as of the date on which they are made.

We may use words such as “anticipates,” “believes,” “expects,” “intends,” “seeks,” “plans,” “estimates” and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations.

CONTACT:

Aviv Efrat
PennantPark Floating Rate Capital Ltd.
(212) 905-1000
www.pennantpark.com